ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                        VIBRANT HEALTH INTERNATIONAL,

                         OPTIGENEX ACQUISITION CORP.,

                               THOMAS H. MCADAM

                                     AND

                                OPTIGENEX INC.

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                              TABLE OF CONTENTS
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ARTICLE I       Purchase and Sale Agreement...................................4
  1.1   Agreement of Purchase and Sale........................................4
  1.2   Purchase Price........................................................4
  1.3   Purchased Assets......................................................4
  1.4   Assumption of Liabilities.............................................6
  1.5   Options and Warrants..................................................6
  1.6   Exemption from Registration...........................................6

ARTICLE II      Tax Free Reorganization.......................................6

ARTICLE III     Representations and Warranties of Optigenex...................6
  3.1   Organization..........................................................6
  3.2   Capital...............................................................6
  3.3   Subsidiaries..........................................................7
  3.4   Directors and Officers................................................7
  3.5   Financial Statements..................................................7
  3.6   Absence of Changes....................................................7
  3.7   Absence of Undisclosed Liabilities....................................7
  3.8   Tax Returns...........................................................7
  3.9   Proprietary Rights....................................................7
  3.10  Compliance with Laws..................................................8
  3.11  Litigation............................................................8
  3.12  Authority.............................................................8
  3.13  Ability to Carry Out Obligations......................................8
  3.14  Full Disclosure.......................................................8
  3.15  Assets................................................................8
  3.16  Material Contracts....................................................9
  3.17  Criminal or Civil Acts................................................9
  3.18  Restricted Securities.................................................9
  3.19  Environmental Compliance..............................................9
  3.20  Insurance............................................................10
  3.21  Brokers or Finders...................................................10

ARTICLE IV      Representations and Warranties of Vibrant....................10
  4.1   Organization.........................................................10
  4.2   Capital..............................................................11
  4.3   Subsidiaries.........................................................11
  4.4   Directors and Officers...............................................11
  4.5   SEC Filings; Financial Statements....................................11
  4.6   Absence of Change....................................................12
  4.7   Absence of Undisclosed Liabilities...................................12
  4.8   Tax Matters..........................................................13
  4.9   Proprietary Rights...................................................15

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  4.10  Compliance with Laws.................................................15
  4.11  Litigation...........................................................15
  4.12  Authority............................................................15
  4.13  Ability to Carry Out Obligations.....................................16
  4.14  Full Disclosure......................................................16
  4.15  Assets...............................................................16
  4.16  Material Contracts...................................................16
  4.17  Criminal or Civil Acts...............................................16
  4.18  Personnel and Employee Benefits......................................16
  4.19  Environmental Compliance.............................................17
  4.20  Insurance............................................................17
  4.21  Stock Consideration..................................................18
  4.22  Brokers or Finders...................................................18

ARTICLE V       Covenants Prior to the Closing Date..........................18
  5.1   Investigative Rights; Confidentiality................................18
  5.2   Conduct of Business by Optigenex.....................................19
  5.3   Consummation of Transaction..........................................19

ARTICLE VI      Conditions Precedent to the Vibrant Parties' Performance.....19
  6.1   Conditions...........................................................19
  6.2   Accuracy of Representations..........................................19
  6.3   Performance..........................................................20
  6.4   Absence of Litigation................................................20
  6.5   Officer's Certificate................................................20
  6.6   Corporate Action.....................................................20
  6.7   Private Placement....................................................20
  6.8   Opinion of Counsel...................................................20

ARTICLE VII     Conditions Precedent to Optigenex's Performance..............20
  7.1   Conditions...........................................................20
  7.2   Accuracy of Representations..........................................20
  7.3   Performance..........................................................20
  7.4   Absence of Litigation................................................20
  7.5   Officer's Certificate................................................21
  7.6   Directors of Vibrant.................................................21
  7.7   Officers of Vibrant..................................................21
  7.8   Corporate Action.....................................................21
  7.9   Divestiture of Assets and Current Operations.........................21
  7.10  Opinion of Counsel...................................................21

ARTICLE VIII    Closing......................................................21
  8.1   Closing..............................................................21

ARTICLE IX      .............................................................22
  9.1   Termination by Mutual Consent........................................22

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  9.2   Other Termination....................................................22
  9.3   Termination by Vibrant...............................................22
  9.4   Termination by Optigenex.............................................22

ARTICLE X       Survival; Indemnification....................................23
  10.1  Survival.............................................................23
  10.2  Indemnification......................................................23
  10.3  Limitations on Indemnification.......................................24

ARTICLE XI      Post Closing Covenants.......................................24
  11.1  Form 10-Q............................................................24
  11.2  Liquidation of Optigenex.............................................19
  11.3  Merger...............................................................24

ARTICLE XII     Miscellaneous................................................25
  12.1  Captions and Headings................................................25
  12.2  No Oral Change.......................................................25
  12.3  Non-Waiver...........................................................25
  12.4  Time of Essence......................................................25
  12.5  Entire Agreement.....................................................25
  12.6  Choice of Law........................................................25
  12.7  Counterparts.........................................................25
  12.8  Notices..............................................................25
  12.9  Binding Effect.......................................................26
  12.10 Mutual Cooperation...................................................26
  12.11 Announcements........................................................26
  12.12 Expenses.............................................................26
  12.13 Exhibits.............................................................26
  12.14 Legal Counsel........................................................26

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                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT ("AGREEMENT") made this day of July, 2004, by and between Vibrant Health International, a Nevada corporation ("Vibrant"), OPTIGENEX ACQUISITION CORP., a Delaware corporation ("Acquisition Sub"),
Optigenex Inc., a Delaware corporation ("Optigenex") and Thomas H. McAdam ("Principal Stockholder").

      WHEREAS, Optigenex is an applied DNA sciences company with platform technology which competes in the preventative medicine / wellness market (the "Business");

      WHEREAS, Acquisition Sub is a wholly-owned subsidiary of Vibrant;

      WHEREAS, Optigenex wishes to sell to Acquisition Sub, and Acquisition Sub wishes to purchase from Optigenex, as a going concern, the Business and all of the properties and assets of Optigenex, all subject to the terms and conditions hereinafter set forth; and

      WHEREAS, the parties hereto intend that the transaction which is the subject of this Agreement shall constitute a tax-free reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE I

                          PURCHASE AND SALE AGREEMENT

      1.1 Agreement of Purchase and Sale. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Section 8.1 hereof) Optigenex shall sell, convey, assign, transfer and deliver to Acquisition Sub, and Acquisition Sub shall purchase from Optigenex, the Purchased Assets (as defined in subparagraph 1.3 hereof).

      1.2 Purchase Price. The total purchase price for the Purchased Assets shall be as follows:

            (a) such number of unregistered shares of the common stock, $.001 par value, of Vibrant (the "Vibrant Common Stock") as equals the number of outstanding shares of common stock, $.01 par value, of Optigenex at the Closing (the "Stock Consideration"); and

            (b) the assumption by Acquisition Sub of the Assumed Liabilities pursuant to Section 1.4.

      1.3 Purchased Assets. As used in this Agreement, the term "Purchased Assets" means all of the properties and assets owned by Optigenex or otherwise employed, used or available for use in the Business, real and personal, tangible and intangible, of every kind and nature, wherever located, as the same shall exist on the Closing Date, including, but not limited to, all such properties and assets in the following categories:

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                  (i) all operating equipment  (including  machinery and tools),
furniture,   fixtures,   leasehold  improvements,   computer  equipment,  office
equipment, communications equipment, articles of store signage and other tangible personal property which are used or held for use by Optigenex in connection with the Business;

                  (ii) all inventory which is used or held for use by Optigenex in connection with the Business;

                  (iii) all licenses, permits, approvals, certificates, consents, orders or other authorizations issued or granted by any governmental authority, which are owned by Optigenex or which are used or held for use by Optigenex in connection with the Business;

                  (iv) originals or copies of all books, records, files and papers of Optigenex which are used or held for use in connection with the Business (or any portions thereof), whether in hard copy or computer format, including books of account, catalogues, mailing lists, customer data bases, telephone numbers, invoices, sales and promotional materials, manuals, sales and purchase correspondence, employment records, gift certificate and credit/return records and documentation declared or used for accounting, marketing and/or manufacturing;

                  (v) all rights of Optigenex to any computer software programs and the license or other agreements conferring rights related thereto;

                  (vi) all intellectual property rights and industrial property rights arising under statutory or common law, contract or otherwise, and whether or not perfected, which are owned by Optigenex or which are used or held for use by Optigenex in connection with the Business, including without limitation, all
(a) patents, reissues and reexamined patents and patent applications, whenever filed and wherever issued, including without limitation, continuations, continuations in part, substitutes and divisions of such applications and all priority rights result from such applications; (b) rights associated with works of authorship including, but not limited to, copyrights, moral rights, copyright applications and copyright registrations; (c) rights relating to the protection of trade secrets and confidential information; (d) rights in trademarks, service marks, trade names, logos, symbols, sounds, musical compositions, images, audio-visual works and the like; (e) rights analogous to those set forth in this paragraph (i) and any and all other proprietary rights relating to intangible property; and (f) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired;

                  (vii) all cash deposits, certificates of deposit, money market accounts and all other funds held by or on behalf of Optigenex;

                  (viii) all assets included in the Optigenex Balance Sheet (as hereinafter defined); and

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                  (ix) all other assets of any kind, nature or description owned by Vibrant not otherwise described in this Section 1.3.

      1.4 Assumption of Liabilities. On the Closing Date, and subject to the terms and conditions of this Agreement, Optigenex shall assign to Acquisition Sub, and Acquisition Sub shall assume, become primarily liable for, and agree to pay, perform and discharge when due, all of the debts, obligations, duties and liabilities of Optigenex and the Business incurred on or prior to the Closing (collectively, the "Assumed Liabilities").

      1.5 Options and Warrants. Schedule 1.5 lists all outstanding options ("Optigenex Options") and warrants ("Optigenex Warrants") of Optigenex immediately prior to the Closing. Following the Closing, Vibrant shall issue to Optigenex 681,895 options ("Substitute Options") and 111,668 warrants ("Substitute Warrants") to purchase Vibrant Common Stock at an exercise price per share of Vibrant Common Stock equal to the exercise price per share of the Optigenex Option or Optigenex Warrant immediately prior to Closing. The terms and conditions of each Substitute Option and each Substitute Warrant, including any acceleration of vesting and/or exercisability thereof, shall otherwise be the same as the Optigenex Options or Optigenex Warrants.

      1.6 Exemption from Registration. The parties hereto intend that the Stock Consideration shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or Rule 506 of the Act and the rules and regulations promulgated thereunder.

                                   ARTICLE II

                            TAX-FREE REORGANIZATION

            For United States Federal income tax purposes, the purchase and sale transaction contemplated by this Agreement is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan or reorganization within the meaning of the Code and the Treasury Regulations promulgated thereunder.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF OPTIGENEX

      Optigenex hereby represents and warrants to Vibrant that:

      3.1 Organization. Optigenex is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where the failure to so qualify would have an Optigenex Material Adverse Effect (as hereinafter defined).

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      3.2  Capital.  The  authorized  capital  stock of  Optigenex  consists  of
20,000,000  authorized  shares of $.01 par  value  common  stock  and  1,000,000 authorized shares of $.01 par value preferred stock. There are currently 8,621,255 shares of Optigenex Common Stock outstanding and no shares of preferred stock outstanding. Optigenex also has 681,895 Optigenex Options and 111,668 Optigenex Warrants outstanding as set forth on Schedule 1.5 hereof. The parties hereto acknowledge that Optigenex may continue to sell shares of its common stock in the Private Placement (as defined in Section 6.7) between the date hereof and the Closing Date. All of the outstanding Optigenex Common Stock is duly and validly issued, fully paid and nonassessable. Except as described in this Section 3.2, there are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Optigenex to issue or to transfer from treasury any additional shares of its capital stock of any class.

      3.3 Subsidiaries. Optigenex does not have any subsidiaries or own any interest in any other enterprise.

      3.4 Directors and Officers. The names and titles of the directors and officers of Optigenex as of the date of this Agreement are as follows: William
G. Walters, Chairman of the Board of Directors; Richard S. Serbin, Chief Executive Officer, President, Secretary and a Director; and Vincent C. Giampapa, Chief Science Officer and a director.

      3.5 Financial Statements. Schedule 3.5 hereto consists of the audited balance sheet of Optigenex for the year ended December 31, 2003 and the unaudited balance sheet of Optigenex at March 31, 2004 (collectively, the "Optigenex Balance Sheet"). The Optigenex Balance Sheet has been prepared in accordance with accounting principles and practices consistently followed by Optigenex throughout the period indicated, and fairly present the financial position of Optigenex as of the date indicated.

      3.6 Absence of Changes. Since December 31, 2003, there has not been any material adverse effect on the business, operations, financial condition, assets, liabilities or results of operations of Optigenex, taken as a whole ("Optigenex Material Adverse Effect"); provided, however, that for purposes of this Agreement, the continuing operating losses of Optigenex shall not be deemed an Optigenex Material Adverse Effect.

      3.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.7, as of December 31, 2003, Optigenex did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (collectively, "Liabilities"), that was not reflected or reserved against in the Optigenex Balance Sheet.

      3.8 Tax Returns. Optigenex has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable or has filed appropriate extensions therefor. The provisions for taxes, if any, reflected in Schedule 3.8 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Optigenex.

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      3.9  Proprietary  Rights.  Optigenex  owns, or has a valid license to, all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information necessary to conduct its business as it is currently conducted.

      3.10 Compliance with Laws. Optigenex has complied in all material respects with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws applicable to it or to the conduct or operation of its business or the ownership of its assets.

      3.11 Litigation. Except as set forth on Schedule 3.11, Optigenex is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Optigenex, threatened against or affecting Optigenex or its business, assets or financial condition. Optigenex is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Optigenex is not engaged in any material litigation to recover monies due to it. All references herein to "the best knowledge of Optigenex" or similar phrases shall mean the actual knowledge of the president of Optigenex.

      3.12 Authority. The Board of Directors and stockholders of Optigenex have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Optigenex has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Optigenex and is enforceable in accordance with its terms and conditions.

      3.13 Ability to Carry Out Obligations. Except as set forth on Schedule 3.13, the execution and delivery of this Agreement by Optigenex and the performance by Optigenex of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, instrument, article of incorporation, bylaw, or other material agreement or instrument to which Optigenex is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any material indebtedness or other material obligation of
Optigenex, or (c) an event that would result in the creation or imposition of any liens, adverse claims, security interests, mortgages, charges or encumbrances of any nature whatsoever (collectively, "Liens") on any asset of Optigenex, except to the extent such breach or violation would not have an Optigenex Material Adverse Effect.

      3.14 Full Disclosure. None of the representations and warranties made by Optigenex herein or in any exhibit, certificate or memorandum furnished or to be furnished by Optigenex, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

      3.15 Assets. Optigenex's material assets are as set forth in Schedule 3.15 and are not subject to any Liens, except (i) encumbrances arising in connection with equipment or maintenance financing or leasing arrangements, (ii) encumbrances that do not materially detract from the value of any of the assets of Optigenex or materially interfere with the use thereof as currently used or
(iii) as otherwise indicated in Schedule 3.15.

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      3.16 Material Contracts.  Except as set forth on Schedule 3.16,  Optigenex does not have any contracts that relate to or affect its assets,  properties, or
its  business  or  operations,   the   performance  of  which  involves   annual
consideration in excess of $50,000.

      3.17 Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Optigenex has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission ("Commission") or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

      3.18 Restricted Securities. Optigenex acknowledges that all of the Stock Consideration and the shares of Vibrant Common Stock issuable upon exercise of the Substitute Options to be issued by Vibrant will be restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

      3.19 Environmental Compliance.

            (a) None of Optigenex's properties or assets, nor to the best of Optigenex's knowledge, Optigenex's leased premises, contains (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any contaminants; and to Optigenex's knowledge, such premises is, and always has been, in compliance with applicable Environmental Laws (as defined below).

            (b) Optigenex has obtained all Governmental Authorizations (as defined below) that are required under all Environmental Laws, and Optigenex has no liability, contingent or otherwise, under or arising from any violation by Optigenex or any third party, of any Environmental Law.

            (c) For purposes of this Agreement, follow terms shall have the meanings set forth below:

                  (i) "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body (as hereinafter defined) interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or order applicable to or affecting any property (real or personal) used by or relating to such party or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (x) the emission, discharge, release, spilling or dumping of any contaminant into the air, surface water, ground water, soil or substrata; or
(y) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

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

                  (ii) "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

                  (iii) "Governmental Body" means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; (e) self-regulatory organization; or (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      3.20 Insurance. Optigenex maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Optigenex (taking into account the cost and availability of such insurance).

      3.21 Brokers or Finders. Neither Optigenex, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF VIBRANT

      Vibrant and the Principal Stockholder, jointly and severally, represent and warrant to Optigenex that:

      4.1 Organization. Vibrant is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Each Subsidiary (as defined in Section 4.3) of Vibrant is duly organized, validly existing, and in good standing under the laws of the state of its formation. Each of Vibrant and its Subsidiaries has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where the failure to so qualify would have a material adverse effect on the business, operations, financial condition, assets, liabilities or results of operations, taken as a whole, of Vibrant or any of its Subsidiaries ("Vibrant Material Adverse Effect"). True and complete copies of the Articles of Incorporation of each of Vibrant and its Subsidiaries and all amendments thereof, and of the By-Laws of each of Vibrant and its Subsidiaries, as amended to date, have heretofore been furnished to Optigenex and, with respect to Vibrant, have been filed in the Vibrant SEC Reports (as hereinafter defined). Each of Vibrant's and its Subsidiaries' respective minute books which have been furnished to Optigenex contain records of the meetings and other corporate actions of Vibrant's and its Subsidiaries' respective stockholders and Board of Directors (including committees of its Board of Directors) that are accurate and complete in all material respects.

      4.2 Capital. The authorized capital stock of Vibrant consists of 100,000,000 shares of Vibrant Common Stock and 5,000,000 shares of preferred stock, of which 4,360,600 shares of Vibrant Common Stock are issued and outstanding and no shares of preferred stock are outstanding. On the Closing Date, the authorized capital stock of Vibrant will consist of 100,000,000 shares of Vibrant Common Stock and 5,000,000 shares of preferred stock, of which (prior to the issuance of the Stock Consideration contemplated by this Agreement) not more than 564,882 shares of Vibrant Common Stock will be issued and outstanding. All of Vibrant's outstanding securities are duly and validly issued, fully paid and nonassessable. There are (i) no shares of Vibrant Common Stock held in treasury and (ii) no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Vibrant or any of its Subsidiaries to issue or to transfer from treasury any shares of its capital stock of any class except shares issuable under this Agreement.

      4.3 Subsidiaries. Vibrant has two subsidiaries, Vibrant Health, Inc., a ___________ corporation and Acquisition Sub (the "Subsidiaries"), each of which are wholly-owned by Vibrant or a Subsidiary, free and clear of any and all Liens. Vibrant has, at all times, been a holding company, and all commercial activities of Vibrant were conducted by Vibrant Health, Inc. All of the capital stock of Vibrant Health, Inc. will be sold to Vibrant's sole officer and director effective immediately prior to the Closing, pursuant to Section 7.9 hereof.

      4.4 Directors and Officers. Thomas H. McAdam is the sole officer and director of Vibrant.

      4.5 SEC Filings; Financial Statements.

            (a) Vibrant has timely filed all forms, reports and documents required to be filed by Vibrant with the SEC (collectively, the "Vibrant SEC Reports"). To the best knowledge of the Principal Stockholder, the Vibrant SEC Reports, (a) at the time filed, complied in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Vibrant SEC Reports or necessary in order to make the statements in such Vibrant SEC Reports, in the light of the circumstances under which they were made, not misleading. To the best knowledge of the Principal Stockholder, there is no information not contained in the Vibrant SEC Reports which a reasonable investor would consider material in making an investment decision in a similar situation.

            (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Vibrant SEC Reports during the last three fiscal years, including, without limitation, the audited financial statements of Vibrant for the year ended December 31, 2003 (the "Vibrant Financial Statements"), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and applicable provisions of the Sarbanes-Oxley Act of 2002, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), were accurate and complete in all material respects and fairly presented the consolidated financial position of Vibrant as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

            (c) Vibrant and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (d) There is and has been no failure on the part of Vibrant and any of its directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

            (e) Vibrant has made available to Optigenex any written reports that the Vibrant has received from its public accounting firm since January 1, 2002, regarding critical accounting policies and practices, or alternative treatments of financial information within GAAP that have been discussed with management of Vibrant, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such public accounting firm.

      4.6 Absence of Change. Since December 31, 2003, there has not been any material change in the financial condition or operations of Vibrant or any of its Subsidiaries, except as contemplated by this Agreement.

      4.7 Absence of Undisclosed Liabilities. Neither Vibrant nor any of its Subsidiaries has any material Liability that was not reflected in the Vibrant Financial Statements or incurred in the ordinary course of business since December 31, 2003.

      4.8 Tax Matters.

            (a) Vibrant and each of its Subsidiaries has timely filed all Tax Returns (as defined below) required to be filed. All such Tax Returns were correct and complete and have been prepared in compliance in all material respects with all applicable laws and regulations. All Taxes (as defined below) owed by Vibrant and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Vibrant nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where either Vibrant or any of its Subsidiaries do not file Tax Returns that they may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of either Vibrant or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Vibrant and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person for whom taxes are required to be withheld and paid for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

            (c) No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to Vibrant or any of its Subsidiaries. Neither Vibrant nor any of its Subsidiaries nor any director or officer (or employee responsible for Tax matters) of Vibrant or any of its Subsidiaries has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where Vibrant and its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority (as defined below) against Vibrant or any of its Subsidiaries.

            (d) Schedule 4.8 (i) lists all federal, state, local and foreign Tax Returns filed with respect to Vibrant or any of its Subsidiaries for taxable periods ending on or after December 31, 2000; (ii) indicates those Tax Returns that have been audited; and (iii) indicates those Tax Returns that currently are the subject of an audit. Correct and complete copies of all material federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Vibrant or any of its Subsidiaries filed or issued since December 31, 2000 have been provided to Optigenex.

            (e) Neither Vibrant nor any of its Subsidiaries have (i) waived any statute of limitations in respect of any Tax which has continuing effect or (ii) agreed to any extension of time with respect to a Tax assessment or deficiency which has not expired.

            (f) The unpaid Taxes of Vibrant and its Subsidiaries did not, as of December 31, 2003, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Vibrant Financial Statements and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of Vibrant and its Subsidiaries in filing their Tax Returns. Since December 31, 2003, neither Vibrant nor any of its Subsidiaries have incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (g) Vibrant and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

            (h) Neither Vibrant nor any of its Subsidiaries (i) is or has been a party to any Tax allocation or sharing agreement or (ii) has been a member of an Affiliated Group (as defined in Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is Vibrant) or has a liability for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (i) Neither Vibrant nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (j) There is no contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in
Section 162(m) of the Code.

            (k) Neither Vibrant nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(a)(1) of the Code) nor the "controlled corporation" (within the meaning of Section 355(a)(1) of the Code) within the two-year period ending as of the date of this Agreement.

            (l) Vibrant and each of its Subsidiaries has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. Vibrant and each of its Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

            (m) Except as provided for on Schedule 4.8, neither Vibrant nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in accounting method for a taxable period ending on or prior to the Closing Date under Section 481(a) of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

            (n) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Tax" or  "Taxes"  means any  federal,  state,  local,  or
foreign  income,  gross  receipts,   windfall  profits,   severance,   property,
production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

                  (ii) "Taxing Authority" shall mean any Governmental Body exercising tax regulatory authority.

                  (iii) "Tax Return" shall mean all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax.

      4.9 Proprietary Rights. Neither Vibrant nor any of its Subsidiaries has any patents, trademarks, service marks, trade names, copyrights or any other intangibles or intellectual property.

      4.10 Compliance with Laws. To the best knowledge of the Principal Stockholder, each of Vibrant and its Subsidiaries has complied with in all material respects, and is not in violation of, applicable federal, state or local statutes, laws or regulations, including, without limitation, federal and state securities laws, applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

      4.11 Litigation. Neither Vibrant nor any of its Subsidiaries is a party to any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Principal Stockholder, threatened, against or affecting Vibrant or any of its Subsidiaries or their respective business, assets or financial condition. Neither Vibrant nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither Vibrant nor any of its Subsidiaries is engaged in any material litigation to recover monies due to it.

      4.12 Authority. The respective Boards of Directors of Vibrant and Acquisition Sub, the sole stockholder of Acquisition Sub and the stockholders of Vibrant have authorized the execution of this Agreement and the transactions contemplated herein, and each of Vibrant and Acquisition Sub has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Vibrant and Acquisition Sub, and is enforceable in accordance with its terms and conditions. The Principal Stockholder is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed and delivered by him pursuant hereto and to consummate the transactions contemplated hereby and thereby.

      4.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Vibrant, Acquisition Sub and the Principal Stockholder (collectively, the "Vibrant Parties") and the performance by the Vibrant Parties of their respective obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, instrument, article of incorporation, bylaw or other material agreement or instrument to which Vibrant or any of its Subsidiaries is a party, or by which Vibrant or any of its Subsidiaries may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any material indebtedness or other material obligation of Vibrant or any of its Subsidiaries, or (c) an event that would result in the creation or imposition of any Lien on any asset of Vibrant or any of its Subsidiaries, other than any breach or violation that would not have a Vibrant Material Adverse Effect.

      4.14 Full Disclosure. None of the representations and warranties made by the Vibrant Parties herein, or in any exhibit, certificate or memorandum furnished or to be furnished by or on behalf of any of them, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

      4.15 Assets. On the Closing Date, neither Vibrant nor any of its Subsidiaries shall have any assets, other than Vibrant's ownership of all of the issued and outstanding capital stock of Acquisition Sub, or Liabilities.

      4.16 Material Contracts. Neither Vibrant nor any of its Subsidiaries has any material contracts or agreements (whether written or oral), except as described in this Agreement.

      4.17 Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no present or former officer, director or principal stockholder of Vibrant or any of its Subsidiaries has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

      4.18 Personnel and Employee Benefits.

            (a) Except as set forth in Schedule 4.18, neither Vibrant nor any of its Subsidiary maintains or is obligated to contribute to an "employee pension benefit plan", as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

            (b) Each employee pension benefit plan set forth on Schedule 4.18 complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all material requirements prescribed by any and all material statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

            (c) Each welfare benefit plan set forth on Schedule 4.18 complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all material requirements prescribed by any and all material statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Neither Vibrant nor any of its Subsidiaries sponsors, maintains, or contributes to any welfare benefit plan that provides health or death benefits to former employees of Vibrant or any of its Subsidiaries other than as required by Section 4980B of the Code or other applicable laws.

            (d) With respect to employee benefit plan of Vibrant or any of its Subsidiaries, Vibrant and/or its Subsidiaries, as the case may be, will have made, on or before the Closing Date, all payments required to be made by it on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies.

            (e) Except as set forth in Schedule 4.18, neither Vibrant nor any of its Subsidiaries is a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. Except as set forth in Schedule 4.18, with respect to the employees, Vibrant and each of its Subsidiaries have complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Vibrant or any of its Subsidiaries has failed to comply with any such laws, rules, or regulations. No proceedings are pending or overtly threatened between Vibrant or any of its Subsidiaries, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 4.18, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of Vibrant or any of its Subsidiaries or to request a National Labor Relations Board certification election with respect to any employees.

      4.19 Environmental Compliance.

            (a) None of Vibrant's or any of its Subsidiaries' respective properties or assets, nor to the Principal Stockholder's knowledge, Vibrant's leased premises, contains (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; and to the Principal Stockholder's knowledge, such premises is, and always has been, in compliance with applicable Environmental Laws.

            (b) Vibrant and each of its Subsidiaries have obtained all Governmental Authorizations that are required under all Environmental Laws, and, to the best knowledge of the Principal Stockholder, Vibrant has no liability, contingent or otherwise, under or arising from any violation by Vibrant, any of its Subsidiaries or any third party, of any Environmental Law.

      4.20 Insurance. Vibrant and each of its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Vibrant (taking into account the cost and availability of such insurance). Schedule 4.20 sets forth a complete listing of all insurance maintained by Vibrant and any of its Subsidiaries (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

      4.21 Stock Consideration. The Stock Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any and all Liens, except that the Stock Consideration shall not be registered under the Act or any state securities law and will be "restricted securities", as such term is defined in the rules and regulations of the SEC promulgated under the Act, and will be subject to restrictions on transfers pursuant to such rules and regulations. Vibrant has reserved an adequate number of shares of Vibrant Common Stock to enable it to issue the Stock Consideration.

      4.22 Brokers or Finders. Neither Vibrant nor any of its Subsidiaries, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                      COVENANTS PRIOR TO THE CLOSING DATE

      5.1 Investigative Rights; Confidentiality.

            (a) Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

            (b) As used in this Agreement, the term "Confidential Information" shall mean any and all confidential information of each party (the "Disclosing Party") to which the other parties and/or its or their representative(s) (the "Receiving Party") obtains access and any and all information relating to the business of the disclosing party so designated, other than such information which can be shown by the disclosing party to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of this Section 5.1(b), including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; equipment; technology; research; test procedures and results; customers and prospects; personnel matters; business plans and projections; customer or visitor data; marketing; and selling and servicing. From and after the date hereof, the Receiving Party shall not, and shall ensure that its representatives do not, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information of the Disclosing Party in any manner whatsoever, except as required by applicable law.

            (c) Conduct of Business by Vibrant. Except as otherwise contemplated in this Agreement, prior to the Closing Date, Vibrant and its Subsidiaries shall conduct their respective business in the ordinary course of business. In addition to and without limiting the foregoing, neither Vibrant nor any of its Subsidiaries shall, except as contemplated by this Agreement, (i) sell, pledge or assign any assets without the prior written approval of Optigenex, (ii) amend its Certificate or Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur additional or newly-funded Liabilities, (v) acquire or dispose of fixed assets, (vi) change any employment terms, enter into any material or long-term contract or guarantee obligations of any third party, (vii) settle or discharge any balance sheet receivable for less than its stated amount, (viii) pay more on any liability than its stated amount,
(ix) authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock or (x) adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP. Except as contemplated by this Agreement, prior to the Closing Date, neither Vibrant nor any of its Subsidiaries shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

      5.2 Conduct of Business by Optigenex. Except as contemplated by this Agreement, prior to the Closing Date, Optigenex shall not enter into negotiations with any third party or complete any transaction with a third party involving the sale of substantially all of its assets or the exchange of more than 50% of its common stock.

      5.3 Tax-Free Reorganization. None of the parties hereto shall knowingly take any action, or knowingly fail to take any action, if such action or failure to take such action would be reasonably likely to jeopardize the qualification of the transaction contemplated by this Agreement as a reorganization within the meaning of Section 368(a) of the Code.

      5.4 Consummation of Transaction. Each of the parties hereto hereby agrees to use its commercially reasonable efforts to cause all conditions precedent to its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

                                   ARTICLE VI

            CONDITIONS PRECEDENT TO THE VIBRANT PARTIES' PERFORMANCE

      6.1 Conditions. The Vibrant Parties' obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Vibrant may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Vibrant of any other condition of or any of Vibrant's other rights or remedies, at law or in equity, if Optigenex shall be in default of any of its representations, warranties or covenants under this Agreement.

      6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Optigenex in this Agreement or in any written statement that shall be delivered to Vibrant by Optigenex under this Agreement shall be true and accurate in all material respects on and as of the Closing Date as though made at that time.

      6.3 Performance. Optigenex shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

      6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Optigenex on or before the Closing Date.

      6.5 Officer's Certificate. Optigenex shall have delivered to Vibrant a certificate dated the Closing Date signed by the Chief Executive Officer of Optigenex certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct in all material respects as of the Closing Date.

      6.6 Corporate Action. Optigenex shall have obtained the approval of the Optigenex Stockholders for the transactions contemplated by this Agreement in accordance with the requirement of the DGCL.

      6.7 Private Placement. Prior to the Closing Date, Optigenex shall have completed a private placement of at least 1,000,000 shares of its common stock at a purchase price of $3.00 per share (the "Private Placement").

      6.8 Opinion of Counsel. Vibrant shall have received an opinion of Blank Rome LLP, counsel to Optigenex, in the form of Exhibit A annexed hereto.

                                  ARTICLE VII

                CONDITIONS PRECEDENT TO OPTIGENEX'S PERFORMANCE

      7.1 Conditions. Optigenex's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article VII. Optigenex may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Optigenex of any other condition of or any of Optigenex's rights or remedies, at law or in equity, if any of the Vibrant Parties shall be in default of any of its representations, warranties or covenants under this Agreement.

      7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Vibrant Parties in this Agreement or in any written statement that shall be delivered to Optigenex by any of the Vibrant Parties under this Agreement shall be true and accurate in all material respects on and as of the Closing Date as though made at that time.

      7.3 Performance. Vibrant shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it in all material respects on or before the Closing Date.

      7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any of the Vibrant Parties on or before the Closing Date.

      7.5 Officer's Certificate. Each of Vibrant and Acquisition Sub shall have delivered to Optigenex a certificate dated the Closing Date signed by the Chief Executive Officer of Vibrant and President of Acquisition Sub certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article IV are true and correct in all material respects as of the Closing Date.

      7.6 Directors of Vibrant. On the Closing Date, the Principal Stockholder shall have resigned as a director of Vibrant and the stockholders of Vibrant shall have elected each of William G. Walters and Richard S. Serbin as directors of Vibrant.

      7.7 Officers of Vibrant. On the Closing Date, the newly constituted Board of Directors of Vibrant shall elect such officers of Vibrant as they shall determine.

      7.8 Corporate Action. Prior to the Closing Date, Vibrant shall have taken all necessary corporation action such that on the Closing Date Vibrant shall have not more than 564,882 shares of capital stock outstanding on a fully diluted basis before giving effect to the issuance of the Stock Consideration.

      7.9 Divestiture of Assets and Current Operations. On or before the Closing Date, Vibrant shall have divested all of its assets (subject to the provisions of Section 11.4 hereof), Liabilities and operations (including, without limitation, all of the issued and outstanding capital stock of Vibrant Health, Inc.) by the sale of such assets and operations to the Principal Stockholder, its sole officer and director, in accordance with the provisions of the Asset Purchase Agreement attached hereto as Exhibit B (the "Divestiture Agreement"). In exchange for acquiring such assets and operations, the Principal Stockholder shall convey to Vibrant for retirement a total of 3,417,560 shares of his Vibrant Common Stock and shall assume all of Vibrant's Liabilities, such that as of the Closing Date Vibrant shall have no assets and no Liabilities.

      7.10 Opinion of Counsel.  Optigenex shall have received an opinion of Gary
A. Agron, counsel to the Vibrant Parties, in the form of Exhibit C annexed hereto (the "Agron Opinion").

                                  ARTICLE VIII

                                    CLOSING

8.1 Closing. The Closing of this Agreement shall be held at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, at any mutually agreeable time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the "Closing Date"), unless extended by mutual agreement. At the Closing:

      (a)   Vibrant shall deliver to Optigenex the Stock Consideration;

      (b) Each of Vibrant and Acquisition Sub shall deliver to Optigenex (i) the officer's certificate described in Section 7.5, (ii) a signed consent and/or minutes of its directors and shareholders approving this Agreement and each matter to be approved under this Agreement,
            (iii) the Agron Opinion, (iv) evidence of the retirement of 3,417,560 shares of Vibrant Common Stock in accordance with the provisions of Section 7.9 hereof and (v) such other documents as are listed in this Agreement or as are reasonably requested by Optigenex or its counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby; and

      (c) Optigenex shall deliver to Vibrant (i) the officer's certificate described in Section 6.5, (ii) a signed consent and/or minutes of its shareholders and directors approving this Agreement and each matter to be approved under this Agreement, (iii) the Blank Rome

            Opinion, (iv) a bill of sale and assignment with respect to the Purchased Assets, (v) an assignment and assumption agreement with respect to the Assumed Liabilities and (vi) such other documents as are listed in this Agreement or as are reasonably requested by the Vibrant Parties or their counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

                                   ARTICLE IX

                                  Termination

      9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of Vibrant and Optigenex.

      9.2 Other Termination. This Agreement may be terminated by any party hereto if any other party hereto (the Vibrant Parties, on the one hand, and Optigenex, on the other hand) shall have failed to satisfy any of its respective conditions precedent under Article VI or Article VII hereof, as the case may be (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder), or the Closing shall not have occurred, on or before August 1, 2004.

      9.3 Termination by Vibrant. Vibrant may terminate this Agreement by giving written notice to Optigenex at any time prior to the Closing in the event Optigenex has breached any representation, warranty or covenant contained in this Agreement in any material respect, Vibrant has notified Optigenex of such breach and such breach has continued without cure for a period of 10 business days after the notice of such breach.

      9.4 Termination by Optigenex. Optigenex may terminate this Agreement by giving written notice to Vibrant at any time prior to the Closing in the event the Vibrant Parties have breached any representation, warranty or covenant contained in this Agreement in any material respect, Optigenex has notified Vibrant of such breach and such breach has continued without cure for a period of 10 business days after the notice of breach.

                                   ARTICLE X

                           SURVIVAL; INDEMNIFICATION

      10.1 Survival. All representations and warranties of Optigenex and the Vibrant Parties contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Effective Time for a period of six months. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 5.1(b) (Confidentiality), Section 12.11 (Announcements) and Section 12.12 (Expenses) shall survive the termination of this Agreement and the provisions of Section 10.2(b)(iii) hereof shall survive the Effective Time.

      10.2 Indemnification.

            (a) Indemnification by Optigenex.

                  (i) Optigenex hereby indemnifies and agrees to defend and hold harmless Vibrant from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) (collectively, the "LOSSES") which it may sustain, suffer or incur and which arises out of, are caused by, relate to, or result or occur from or in connection any misrepresentation of a material fact contained in any representation of Optigenex contained in, or the breach by Optigenex of any warranty or covenant made by it in this Agreement. The foregoing indemnification shall also apply to direct claims by Vibrant against Optigenex.

            (b) Indemnification by the Principal Stockholder. The Principal Stockholder indemnifies and agrees to defend and hold harmless Acquisition Sub from and against any and all Losses, which it may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (i) any misrepresentation of a material fact contained in any representation of any of the Vibrant Parties contained herein or in the Divestiture Agreement, (ii) the breach by any of the Vibrant Parties of any warranty or covenant made by any or all of them herein or therein or (iii) any Liabilities of Vibrant or any of its Subsidiaries arising or accruing prior to the Effective Time, which Liabilities shall be assumed by the Principal
Stockholder pursuant to the provisions of the Divestiture Agreement (the "Divested Liabilities"). The foregoing indemnification shall also apply to direct claims by Acquisition Sub against Vibrant or the Principal Stockholder.

            (c) Third-Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 10.2(a) or 10.2(b), the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

            (d) Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

      10.3 Limitations on Indemnification. Notwithstanding anything contained in this Agreement to the contrary, Optigenex's and the Principal Stockholder's respective aggregate liability for indemnity under this Section 10.3 shall be limited to an amount equal to the product of (x) the number of shares of Vibrant capital stock outstanding immediately prior to the Closing. hereof multiplied by
(y) $3.00; provided, however, that this Section 10.3 shall not apply with respect to claims based upon any Losses arising out of or relating to the Divested Liabilities.

                                   ARTICLE XI

                             POST CLOSING COVENANTS

      11.1 Liquidation of Optigenex. Following the Closing, Optigenex shall adopt a plan of liquidation pursuant to which it shall satisfy all of its outstanding liabilities and liquidate in accordance with the Delaware General Corporation Law.

      11.2 Reincorporation in Delaware. Following the Closing, Vibrant shall reincorporate in Delaware through a merger of Vibrant with and into a newly created wholly-owned subsidiary of Vibrant incorporated in Delaware.

      11.3 Options and Warrants. Following the Closing, Vibrant shall issue the Substitute Options and Substitute Warrants in accordance with the provisions of
Section 1.5.

      11.4 Use of the Name "Vibrant". The Principal Stockholder, on behalf of himself and his affiliates, hereby grants to Vibrant, as of the Closing Date, all of the Principal Stockholder's intellectual property rights, title and interest in and to the trade name, trademark and service mark "Vibrant" and any derivatives thereof (other than the name "Vibrant Health"), whether or not registered. Following the closing, the Principal Stockholder shall not, directly or indirectly, use the name "Vibrant" or any derivative thereof; provided, however, the Principal Stockholder may continue to use the name "Vibrant Health" in connection with Vibrant Health, Inc.'s business after the Closing.

                                  ARTICLE XII

                                 MISCELLANEOUS

      12.1 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

      12.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

      12.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

      12.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      12.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

      12.6 Choice of Law. This Agreement and its application shall be governed by the laws of the state of New York.

      12.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Vibrant or Acquisition Sub:

                        Vibrant Health International
                        8907 E. Chenango Avenue
                        Greenwood Village, CO 80111
                        Attn: Thomas H. McAdam, President

            With a copy to:

                        Gary A. Agron, Esq.
                        5445 DTC Pkwy., Suite 520
                        Greenwood Village, CO  80111

      Optigenex:
                        Optigenex Inc.
                        750 Lexington Avenue, 20th Floor
                        New York, NY  10022
                        Attn: Richard S. Serbin, President

            with a copy to:

                        Blank Rome LLP
                        405 Lexington Avenue
                        New York, NY 10174
                        Attn: Robert J. Mittman Esq.

      12.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      12.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

      12.11 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

      12.12 Expenses. Optigenex, on the one hand, and the Principal Stockholder (on behalf of the Vibrant Parties), on the other hand, shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

      12.13 Exhibits. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

      12.14 Legal Counsel. Each of the parties has been represented by its own legal counsel.

      In witness whereof, the parties have executed this Agreement on the date indicated above.



VIBRANT HEALTH INTERNATIONAL               OPTIGENEX INC.


By:   /s/ Thomas H. McAdam                 By:   /s/ Richard S. Serbin
     ----------------------------------         --------------------------------
      Thomas H. McAdam, President                Richard S. Serbin, President


OPTIGENEX ACQUISITION CORP.


By:   /s/ Thomas H. McAdam
     ----------------------------------
      Thomas H. McAdam, President



      /s/ Thomas H. McAdam
     ----------------------------------
      Thomas H. McAdam, individually